Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Unaudited Second Quarter 2022 Earnings

Scranton, PA, July 21, 2022/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and six months ended June 30, 2022.

Peoples reported net income of $9.4 million, or $1.30 per diluted share for the three months ended June 30, 2022, a 10.2% increase when compared to $8.5 million, or $1.18 per share for the comparable period of 2021. The increase in earnings for the three months ended June 30, 2022 is due to a $3.4 million increase to net interest income and $0.5 million increase in noninterest income when compared to the year ago period. Partially offsetting the increases were a $0.9 million increase in provision for loan losses due to $179.5 million in non-PPP loan growth in the current period, and higher noninterest expenses of $2.0 million due to higher salaries and benefits and occupancy and equipment costs in part due to our investment in our market expansion strategy and digital technology upgrade.

Net income for the six months ended June 30, 2022, totaled $19.0 million or $2.63 per diluted share, a 5.6% increase over $18.0 million or $2.49 per diluted share in the prior year’s period. The increase in earnings in the six months ended June 30, 2022 is a result of increased net interest income of $5.3 million and an increase of $0.4 million in noninterest income. Partially offsetting the increases were a $1.7 million increase in provision for loan losses and an increase of $3.6 million to noninterest expense. Strong loan growth resulted in a provision for loan losses of $1.3 million in the current six month period, as compared to a credit to the loan loss provision of $0.4 million in the year ago period. Higher noninterest expenses were mainly due to higher salaries and benefits of $2.1 million and higher occupancy and equipment costs of $1.5 million in part due to our continued investment in our market expansion strategy and our recent digital technology upgrade which commenced during the final six months of 2021.

NOTABLES

●	Record first half earnings of $19.0 million or $2.63 per diluted share.
●	Dividends paid during the first six month of 2022 totaled $0.78 per share representing a 5.4% increase from the same period in 2021.
●	Net loan growth for the six months ended June 30, 2022, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, was $278.3 million or 24.8% annualized.
●	Return on average assets (“ROAA”) was 1.12% and 1.14% for the three and six months ended June 30, 2022 compared to 1.14% and 1.23% for the comparable periods in 2021.
●	Return on average equity (“ROE”) was 11.71% and 11.81% for the three and six months ended June 30, 2022 compared to 10.72% and 11.35% for the comparable periods in 2021.
●	Return on average tangible equity was 14.62% and 14.69% for the three and six months ended June 30, 2022 compared to 13.39% and 14.19% for the comparable periods in 2021.
●	Tax-equivalent net interest income, a non-GAAP measure, increased $5.5 million or 13.1% to $47.2 million for the six months ended June 30, 2022 compared to $41.8 million for the same period in 2021.
●	Nonperforming assets as a percentage of loans and foreclosed assets at June 30, 2022 improved to 0.18% from 0.21% at December 31, 2021, and from 0.33% at June 30, 2021.

  INCOME STATEMENT REVIEW

During the first half of 2022, the Federal Open Market Committee ("FOMC") began increasing the federal funds rate in an attempt to curb inflation. Since March 2022, there have been 3 rate increases, totaling 150 basis points and additional rate hikes are anticipated. These increases directly impact our core source of income, net interest income through yields on investments and loans and the cost of funding via deposits and borrowings. Through June 30, 2022, we have realized higher rates on our existing adjustable rate loans and new originations. In addition, we have been able to hold our funding costs relatively stable despite the 150 basis point rate hike. However, our funding costs may increase in the future as a result of the FOMC rate adjustments and local competition for deposits.

Calculated on a fully taxable equivalent basis (“FTE”), a non-GAAP measure1, our net interest margin for the three months ended June 30, 2022 was 3.06%, an increase of 9 basis points when compared to the three months ended March 31, 2022, and an increase of 10 basis points when compared to 2.96% for the same three month period in 2021.  The increase in net interest margin from the prior three month period was due to an increase in earning assets, redeployment of excess liquidity into higher yielding loans and investment securities and stable funding costs.  The tax-equivalent yield on interest-earning assets increased 12 basis points to 3.34% during the three months ended June 30, 2022 from 3.22% during the three months ended March 31, 2022, and increased 2 basis points when compared to 3.32% for the three months ended June 30, 2021.  Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 4 basis points to 0.39% for the three months ended June 30, 2022 when compared to 0.35% during the three months ended March 31, 2022 due to a 3 basis point increase to the cost of deposits and the addition of higher-costing short-term borrowings to fund a portion of loan growth.  Our cost of funds fell 11 basis points to 0.39% for the three months ended June 30, 2022 compared to 0.50% in the prior year period due primarily to an 11 basis points decrease to the cost of interest-bearing deposits, the result of our efforts to reduce deposit rates during 2021 and the first three months of 2022.

Second Quarter 2022 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure, for the three months ended June 30, increased $3.5 million or 17.0% to $24.2 million in 2022 from $20.7 million in 2021. The increase in tax equivalent net interest income was due to higher tax-equivalent interest income of $3.2 million coupled with lower interest expense of $0.3 million. The higher interest income was the result of an increase in average earning assets, which offset a negative rate variance. Average earning assets were $367.7 million higher in the three month period ended June 30, 2022 when compared to the year ago period. PPP loans averaged $34.1 million in the three-month period ended June 30, 2022 with interest and net fees totaling approximately $0.4 million compared to average balances of $197.1 million with interest and net fees totaling $1.3 million in the year ago period. The tax-equivalent yield on the loan portfolio was stable at 3.83% for the three months ended June 30, 2022 and 2021. Excluding PPP loans, the tax-equivalent yield of the loan portfolio was 3.81% and 3.94% at June 30, 2022 and 2021, respectively. Loans, net averaged $2.5 billion for the three months ended June 30, 2022 and $2.2 billion for the comparable period in 2021. For the three months ended June 30, the tax-equivalent yield on total investments decreased to 1.67% in 2022 from 2.13% in 2021. Average investments totaled $664.2 million in 2022 and $343.0 million in 2021. Average interest-bearing liabilities increased $264.3 million for the three months ended June 30, 2022, compared to the corresponding period last year due to an increase in non-maturity and public fund deposits and short-term borrowings.

For the three months ended June 30, 2022, the provision for loan losses was $1.0 million, the result of $179.5 million of non-PPP net loan growth. For the year ago period, the provision for loan losses was $0.1 million due to loan growth, improved credit quality and the reversal of previous COVID-related asset quality qualitative adjustments.

Noninterest income for the three months ended June 30, 2022 was $3.9 million, a $0.5 million increase from $3.4 million for the three months ended June 30, 2021.  Revenue from commercial loan interest rate swap transactions was $0.4 million higher in the current period due to the higher credit value adjustment in the period. The increase in service charges, fees and commissions was due in part to higher service charges on consumer and commercial deposit accounts of $0.1 million. Mortgage banking revenue was $0.1 million lower in the current period due to lower volumes of mortgages sold into the secondary market.

Noninterest expense increased $2.0 million or 15.1% to $15.5 million for the three months ended June 30, 2022, from $13.5 million for the three months ended June 30, 2021. Salaries and employee benefits increased $0.6 million or

1 See reconciliation of non-GAAP financial measures on p.13

8.3% due to annual merit increases and the addition of lending teams and credit support staff in our newest expansion markets of Piscataway, New Jersey and Pittsburgh, Pennsylvania that opened during the fourth quarter of 2021. Occupancy and equipment expenses were higher by $0.9 million in the current period due to information technology investments related to mobile/digital banking solutions implemented during the second half of 2021.

The provision for income tax expense increased $0.2 million for the three months ended June 30, 2022 compared to the year ago period due to higher taxable income in the current period.

Six-Month Results – Comparison to Prior Year First Six Months

Our net interest margin, a non-GAAP measure, for the six months ended June 30, 2022 was 3.01%, a decrease of 4 basis points over the prior year’s period of 3.05%. Excluding the impact of PPP loan interest and net fees, the net interest margin was relatively stable at 2.96% in the current period compared to 2.95% in the year ago period. Tax-equivalent net interest income non-GAAP measure for the six months ended June 30, increased $5.5 million or 13.1% to $47.2 million in 2022 from $41.8 million in 2021. The increase in net interest income was driven by an increase in loans and investments, partially offset by lower rates on new loans originated and investments purchased, and a lower cost of funds. In addition, the 2022 period included $1.5 million in SBA PPP interest and fees, a decrease of $2.3 million compared to the $3.8 million in the year ago period. Average loans increased $207.3 million and investments increased $311.4 million compared to June 30, 2021. The yield on earning assets was 3.28% for the first half of 2022 compared to 3.43% in 2021. The cost of interest bearing liabilities during the six month period fell 17 basis points to 0.37% from 0.54% as the cost of all deposit products fell while borrowing costs increased as we used short-term borrowings to fund loan growth.

For the six months ended June 30, 2022, the provision for loan losses was $1.3 million, the result of $278.3 million growth of non-PPP loans. For the year ago, the provision for loan losses was a credit of $0.4 million due to improved credit quality and reversal of COVID related asset quality adjustments made in the prior year’s period.

Noninterest income for the six months ended June 30, 2022 was $7.3 million, a $0.4 million increase from $6.9 million for the six months ended June 30, 2021. During the period, service charges, fees and commissions increased $0.6 million due in part to the reversal of an accrual of a $0.3 million bank owned life insurance benefit in the year ago period, a $0.1 million increase in consumer and commercial deposit service charges and higher revenue related to debit card activity. Mortgage banking income decreased $0.2 million during the six months ended June 30, 2022 compared to the prior year on lower sales volumes.

Noninterest expense for the six months ended June 30, 2022, was $29.8 million, an increase of $3.6 million from $26.2 million for the six months ended June 30, 2021. The increase was due primarily to $2.1 million in higher salaries and benefits expense due to annual merit increases, our investment into our newest expansion markets and lower deferred loan origination costs, which are recorded as a contra-salary expense, of $0.6 million due to the origination of PPP loans during the year ago period. Occupancy and equipment expenses were higher by $1.5 million in the current period due to information technology investments related to mobile/digital banking solutions implemented during the second half of 2021 and additional costs related to entrance into the Piscataway, New Jersey and Pittsburgh, Pennsylvania markets. Other expenses including professional and consulting and loan account processing fees accounted for an increase of $0.6 million.

The provision for income taxes for the six months ended June 30, 2022 decreased $0.4 million and the effective tax rate was 16.0% as compared to 18.9% in the prior period. The lower effective tax rate in 2022 was due to a $0.6 million deferred tax adjustment recorded in 2021 and higher levels of tax-exempt income in the current period.

 BALANCE SHEET REVIEW

At June 30, 2022, total assets, loans and deposits were $3.4 billion, $2.6 billion and $2.9 billion, respectively. Loan growth for the six months ended June 30, 2022, excluding SBA PPP loans, was $278.3 million or 24.8% annualized due to improved loan demand and organic growth in our newest markets. Commercial real estate loans made up the majority of the growth with tax-exempt loans and residential real estate loans also showing increases. During the six months ended June 30, 2022, the SBA forgave PPP loans totaling $41.9 million. Gross SBA PPP loans remaining at June 30, 2022 total $27.0 million. Net deferred SBA PPP fees remaining at June 30, 2022 totaled $0.4 million and are expected to be earned throughout the remainder of 2022.  Total investments were $608.5 million at June 30, 2022, compared to $588.7 million at December 31, 2021. The increase to the investment portfolio resulted from reinvesting a portion of our low-yielding federal funds balance into higher-yielding U.S. Treasury securities. At June 30, 2022, the available-for-sale investment portfolio had an unrealized loss of $53.1 million compared to an unrealized loss of $1.8 million at December 31, 2021, which was the result of the rapid increase in interest rates as the FOMC increased rates three times from March through June 2022 totaling 150 basis points. Our federal funds sold balance of $242.4 million at December 31, 2021 was used to fund our loan growth and investment purchases during the period. Total deposits decreased $52.1 million from December 31, 2021 as we experienced an outflow of public fund deposits. Non-interest bearing deposits increased $9.8 million, or 1.3% and interest-bearing deposits decreased $61.9 million, or 2.8% during the six months ended June 30, 2022. Short-term borrowings were used to fund a portion of our loan growth and offset the deposit outflows and at June 30, 2022 totaled $129.2 million.

Stockholders' equity equaled $311.9 million or $43.50 per share at June 30, 2022, and $340.1 million or $47.44 per share at December 31, 2021. The decrease in stockholders’ equity from December 31, 2021 is primarily attributable to a decrease to accumulated other comprehensive income (“AOCI”) resulting from an increase to the unrealized loss on investment securities and dividends paid to shareholders, partially offset by net income.  Tangible stockholders' equity decreased to $34.62 per share at June 30, 2022, from $38.54 per share at December 31, 2021. Dividends declared for the six months ended June 30, 2022 amounted to $0.78 per share, a 5.4% increase from the 2021 period, representing a dividend payout ratio of 29.5%. During the three months ended June 30, 2022, 6,853 shares were purchased and retired under the Company’s common stock repurchase plan.

ASSET QUALITY REVIEW

Nonperforming assets were $4.6 million or 0.18% of loans, net and foreclosed assets at June 30, 2022, compared to $5.0 million or 0.21% of loans, net and foreclosed assets at December 31, 2021. As a percentage of total assets, nonperforming assets improved to 0.13% at June 30, 2022 compared to 0.15% at December 31, 2021.  The decrease in non-performing assets from the end of the year was primarily due to the sale in the current period of our foreclosed properties which totaled $0.5 million at December 31, 2021; at June 30, 2022 we have no foreclosed properties.

The Company's allowance for loan losses increased to $29.4 million as net charge-offs of $0.3 million were offset by a provision for loan losses of $1.3 million.  The allowance for loan losses at June 30, 2022 continued to reflect the provisions added during 2020 from our adjustment of qualitative factors in our allowance for loan losses methodology, due to economic decline and expectation of increased credit losses from COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $29.4 million or 1.14% of loans, net at June 30, 2022 compared to $28.4 million or 1.22% of loans, net, at December 31, 2021.   Excluding PPP loans which do not carry an allowance for loan losses due to a 100% government guarantee, the ratio equaled 1.16% at June 30, 2022.  Loans charged-off, net of recoveries, for the six months ended June 30, 2022, equaled $0.3 million or 0.02% of average loans, compared to $0.2 million or 0.02% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely the gain on the sale of the Visa Class B shares. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2022	2022	2021	2021	2021
Key performance data:
Share and per share amounts:
Net income	$1.30	$1.33	$2.28	$1.26	$1.18
Core net income (1)	$1.30	$1.33	$0.95	$1.26	$1.18
Cash dividends declared	$0.39	$0.39	$0.38	$0.38	$0.37
Book value	$43.50	$44.64	$47.44	$45.66	$45.11
Tangible book value (1)	$34.62	$35.76	$38.54	$36.75	$36.21
Market value:
High	$56.99	$52.99	$53.06	$46.92	$45.38
Low	$47.41	$46.35	$45.64	$41.91	$41.10
Closing	$55.84	$50.48	$52.69	$45.57	$42.60
Market capitalization	$400,410	$362,398	$377,754	$327,057	$306,836
Common shares outstanding	7,170,661	7,179,037	7,169,372	7,177,028	7,202,728
Selected ratios:
Return on average stockholders’ equity	11.71%	11.82%	19.34%	11.01%	10.71%
Core return on average stockholders’ equity (1)	11.71%	11.82%	8.03%	11.01%	10.71%
Return on average tangible stockholders’ equity	14.62%	14.65%	23.87%	13.69%	13.39%
Core return on average tangible stockholders’ equity (1)	14.62%	14.65%	9.91%	13.69%	13.39%
Return on average assets	1.12%	1.17%	1.97%	1.17%	1.14%
Core return on average assets (1)	1.12%	1.17%	0.82%	1.17%	1.14%
Stockholders’ equity to total assets	9.12%	9.56%	10.09%	10.14%	10.84%
Efficiency ratio (1)(2)	54.89%	53.57%	59.80%	54.87%	55.45%
Nonperforming assets to loans, net, and foreclosed assets	0.18%	0.20%	0.21%	0.28%	0.33%
Nonperforming assets to total assets	0.13%	0.14%	0.15%	0.19%	0.24%
Net charge-offs to average loans, net	—%	0.05%	0.01%	0.08%	0.03%
Allowance for loan losses to loans, net	1.14%	1.18%	1.22%	1.21%	1.20%
Interest-bearing assets yield (FTE) (3)	3.34%	3.22%	3.08%	3.37%	3.32%
Cost of funds	0.39%	0.35%	0.37%	0.42%	0.50%
Net interest spread (FTE) (3)	2.95%	2.87%	2.71%	2.95%	2.81%
Net interest margin (FTE) (3)	3.06%	2.97%	2.82%	3.07%	2.96%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	June 30
Six months ended	2022	2021
Interest income:
Interest and fees on loans:
Taxable	$42,862	$40,929
Tax-exempt	2,379	1,835
Interest and dividends on investment securities:
Taxable	4,080	2,519
Tax-exempt	1,025	801
Dividends	2	48
Interest on interest-bearing deposits in other banks	20	4
Interest on federal funds sold	95	104
Total interest income	50,463	46,240
Interest expense:
Interest on deposits	3,065	4,033
Interest on short-term borrowings	122	77
Interest on long-term debt	51	185
Interest on subordinated debt	887	887
Total interest expense	4,125	5,182
Net interest income	46,338	41,058
Provision (credit) for loan losses	1,250	(400)
Net interest income after provision (credit) for loan losses	45,088	41,458
Noninterest income:
Service charges, fees, commissions and other	3,453	2,809
Merchant services income	676	601
Commissions and fees on fiduciary activities	1,106	1,086
Wealth management income	725	775
Mortgage banking income	272	520
Increase in cash surrender value of life insurance	462	444
Interest rate swap revenue	627	665
Net (loss) gain on investment securities	(19)	4
Total noninterest income	7,302	6,904
Noninterest expense:
Salaries and employee benefits expense	15,891	13,820
Net occupancy and equipment expense	7,775	6,314
Amortization of intangible assets	193	250
Net gain on sale of other real estate owned	(478)
Other expenses	6,401	5,773
Total noninterest expense	29,782	26,157
Income before income taxes	22,608	22,205
Provision for income tax expense	3,625	4,196
Net income	$18,983	$18,009
Other comprehensive income (loss):
Unrealized loss on investment securities available-for-sale	$(51,281)	$(5,279)
Change in derivative fair value	(694)	106
Income tax benefit related to other comprehensive loss	(10,915)	(1,087)
Other comprehensive loss net of income tax benefit	(41,060)	(4,086)
Comprehensive (loss) income	$(22,077)	$13,923
Share and per share amounts:
Net income - basic	$2.65	$2.50
Net income - diluted	2.63	2.49
Cash dividends declared	$0.78	$0.74
Average common shares outstanding - basic	7,172,181	7,207,588
Average common shares outstanding - diluted	7,215,890	7,242,652

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2022	2022	2021	2021	2021
Interest income:
Interest and fees on loans:
Taxable	$22,009	$20,853	$20,288	$21,276	$20,029
Tax-exempt	1,218	1,161	1,098	1,024	965
Interest and dividends on investment securities available-for-sale:
Taxable	2,108	1,972	1,660	1,285	1,276
Tax-exempt	515	510	498	432	411
Dividends	2		2	24	25
Interest on interest-bearing deposits in other banks	18	2	2	2	2
Interest on federal funds sold	22	73	102	124	55
Total interest income	25,892	24,571	23,650	24,167	22,763
Interest expense:
Interest on deposits	1,597	1,468	1,579	1,698	1,941
Interest on short-term borrowings	122				6
Interest on long-term debt	23	28	35	41	82
Interest on subordinated debt	443	444	444	443	444
Total interest expense	2,185	1,940	2,058	2,182	2,473
Net interest income	23,707	22,631	21,592	21,985	20,290
Provision for loan losses	950	300	1,750	400	100
Net interest income after provision for loan losses	22,757	22,331	19,842	21,585	20,190
Noninterest income:
Service charges, fees, commissions and other	1,761	1,692	1,693	1,667	1,625
Merchant services income	562	114	120	158	508
Commissions and fees on fiduciary activities	551	555	548	639	553
Wealth management income	374	351	330	432	417
Mortgage banking income	128	144	211	244	208
Increase in cash surrender value of life insurance	244	218	220	225	225
Interest rate swap revenue (expense)	284	343	15	79	(132)
Net (loss) gain on investment securities	(23)	4	(7)	5	(17)
Net gain on sale of Visa Class B shares			12,153
Total noninterest income	3,881	3,421	15,283	3,449	3,387
Noninterest expense:
Salaries and employee benefits expense	7,851	8,040	8,087	7,829	7,250
Net occupancy and equipment expense	3,950	3,825	3,384	3,150	3,047
Amortization of intangible assets	97	96	116	125	125
Net gain on sale of other real estate owned	(20)	(458)	(15)	(97)	(29)
Other expenses	3,615	2,786	3,198	3,140	3,065
Total noninterest expense	15,493	14,289	14,770	14,147	13,458
Income before income taxes	11,145	11,463	20,355	10,887	10,119
Income tax expense	1,792	1,833	3,941	1,791	1,588
Net income	$9,353	$9,630	$16,414	$9,096	$8,531
Other comprehensive income (loss):
Unrealized (loss) gain on investment securities available-for-sale	$(18,669)	$(32,612)	$(3,078)	$(3,130)	$2,470
Change in benefit plan liabilities			2,109
Change in derivative fair value	(201)	(493)	(300)	(128)	(135)
Income tax (benefit) expense related to other comprehensive (loss) income	(3,963)	(6,952)	(266)	(684)	490
Other comprehensive (loss) income, net of income tax (benefit) expense	(14,907)	(26,153)	(1,003)	(2,574)	1,845
Comprehensive (loss) income	$(5,554)	$(16,523)	$15,411	$6,522	$10,376
Share and per share amounts:
Net income - basic	$1.30	$1.34	$2.29	$1.26	$1.18
Net income - diluted	1.30	1.33	2.28	1.26	1.18
Cash dividends declared	$0.39	$0.39	$0.38	$0.38	$0.37
Average common shares outstanding - basic	7,171,909	7,172,455	7,172,501	7,198,125	7,204,261
Average common shares outstanding - diluted	7,215,365	7,216,421	7,207,565	7,233,189	7,239,325

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2022	2022	2021	2021	2021
Net interest income:
Interest income:
Loans, net:
Taxable	$22,009	$20,853	$20,288	$21,276	$20,029
Tax-exempt	1,542	1,470	1,390	1,296	1,222
Total loans, net	23,551	22,323	21,678	22,572	21,251
Investments:
Taxable	2,110	1,972	1,662	1,310	1,301
Tax-exempt	652	646	630	547	520
Total investments	2,762	2,618	2,292	1,857	1,821
Interest on interest-bearing balances in other banks	18	2	2	2	2
Federal funds sold	22	73	102	124	55
Total interest income	26,353	25,016	24,074	24,555	23,129
Interest expense:
Deposits	1,597	1,468	1,579	1,698	1,941
Short-term borrowings	122				6
Long-term debt	23	28	35	41	82
Subordinated debt	443	444	444	443	444
Total interest expense	2,185	1,940	2,058	2,182	2,473
Net interest income	$24,168	$23,076	$22,016	$22,373	$20,656
Loans, net:
Taxable	3.92%	3.94%	3.85%	4.15%	3.87%
Tax-exempt	2.92%	2.93%	2.97%	3.04%	3.30%
Total loans, net	3.83%	3.85%	3.78%	4.06%	3.83%
Investments:
Taxable	1.53%	1.53%	1.48%	1.85%	1.97%
Tax-exempt	2.35%	2.37%	2.38%	2.56%	2.66%
Total investments	1.67%	1.68%	1.65%	2.02%	2.13%
Interest-bearing balances with banks	0.68%	0.14%	0.09%	0.07%	0.08%
Federal funds sold	0.37%	0.18%	0.15%	0.16%	0.10%
Total interest-earning assets	3.34%	3.22%	3.08%	3.37%	3.32%
Interest expense:
Deposits	0.30%	0.27%	0.29%	0.34%	0.41%
Short-term borrowings	1.40%				0.33%
Long-term debt	4.85%	4.59%	4.68%	4.68%	2.98%
Subordinated debt	5.38%	5.38%	5.38%	5.37%	5.38%
Total interest-bearing liabilities	0.39%	0.35%	0.37%	0.42%	0.50%
Net interest spread	2.95%	2.87%	2.71%	2.95%	2.81%
Net interest margin	3.06%	2.97%	2.82%	3.07%	2.96%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2022	2022	2021	2021	2021
Assets:
Cash and due from banks	$39,693	$35,863	$30,415	$33,662	$41,789
Interest-bearing balances in other banks	8,040	4,440	7,093	7,425	10,262
Federal funds sold		101,200	242,425	319,500	196,000
Investment securities:
Available-for-sale	513,911	535,482	517,321	461,372	336,449
Equity investments carried at fair value	121	144	140	147	142
Held-to-maturity	94,446	95,829	71,213	32,848	7,104
Loans held for sale	681	161	408	997	1,545
Loans, net	2,565,579	2,397,681	2,329,173	2,205,661	2,236,826
Less: allowance for loan losses	29,374	28,407	28,383	26,693	26,739
Net loans	2,536,205	2,369,274	2,300,790	2,178,968	2,210,087
Premises and equipment, net	53,094	51,977	51,502	50,682	46,305
Accrued interest receivable	9,303	9,221	8,528	8,280	7,844
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	276	372	468	584	710
Bank owned life insurance	47,968	43,828	42,754	42,734	42,750
Other assets	54,431	41,640	33,056	32,956	33,379
Total assets	$3,421,539	$3,352,801	$3,369,483	$3,233,525	$2,997,736
Liabilities:
Deposits:
Noninterest-bearing	$747,558	$759,986	$737,756	$712,601	$672,274
Interest-bearing	2,163,725	2,204,878	2,225,641	2,128,318	1,939,492
Total deposits	2,911,283	2,964,864	2,963,397	2,840,919	2,611,766
Short-term borrowings	129,170
Long-term debt	1,646	2,182	2,711	3,235	3,752
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	1,269	844	408	872	469
Other liabilities	33,274	31,450	29,841	27,767	23,858
Total liabilities	3,109,642	3,032,340	3,029,357	2,905,793	2,672,845
Stockholders’ equity:
Common stock	14,346	14,352	14,341	14,356	14,407
Capital surplus	126,986	127,192	127,549	127,826	128,719
Retained earnings	217,139	210,584	203,750	190,061	183,702
Accumulated other comprehensive loss	(46,574)	(31,667)	(5,514)	(4,511)	(1,937)
Total stockholders’ equity	311,897	320,461	340,126	327,732	324,891
Total liabilities and stockholders’ equity	$3,421,539	$3,352,801	$3,369,483	$3,233,525	$2,997,736

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Average quarterly balances	2022	2022	2021	2021	2021
Assets:
Loans, net:
Taxable	$2,254,405	$2,148,251	$2,088,935	$2,033,752	$2,075,808
Tax-exempt	211,885	203,645	185,471	169,273	148,747
Total loans, net	2,466,290	2,351,896	2,274,406	2,203,025	2,224,555
Investments:
Taxable	553,078	523,301	446,096	280,767	264,490
Tax-exempt	111,138	110,394	105,044	84,701	78,521
Total investments	664,216	633,695	551,140	365,468	343,011
Interest-bearing balances with banks	10,694	5,888	9,739	12,004	9,653
Federal funds sold	23,920	162,218	264,068	311,015	220,247
Total interest-earning assets	3,165,120	3,153,697	3,099,353	2,891,512	2,797,466
Other assets	181,900	187,864	202,123	202,456	199,082
Total assets	$3,347,020	$3,341,561	$3,301,476	$3,093,968	$2,996,548
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,167,569	$2,211,629	$2,176,429	$2,007,868	$1,921,754
Noninterest-bearing	756,225	734,348	725,414	696,331	680,431
Total deposits	2,923,794	2,945,977	2,901,843	2,704,199	2,602,185
Short-term borrowings	34,953				7,300
Long-term debt	1,901	2,474	2,959	3,475	11,025
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	33,080	29,816	26,924	25,635	23,420
Total liabilities	3,026,728	3,011,267	2,964,726	2,766,309	2,676,930
Stockholders’ equity	320,292	330,294	336,750	327,659	319,618
Total liabilities and stockholders’ equity	$3,347,020	$3,341,561	$3,301,476	$3,093,968	$2,996,548

Peoples Financial Services Corp.

Asset Quality Data (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At quarter end	2022	2022	2021	2021	2021
Nonperforming assets:
Nonaccrual/restructured loans	$4,387	$4,573	$4,461	$5,559	$7,216
Accruing loans past due 90 days or more	190	103	13	78	49
Foreclosed assets			487	487	29
Total nonperforming assets	$4,577	$4,676	$4,961	$6,124	$7,294

Three months ended
Allowance for loan losses:
Beginning balance	$28,407	$28,383	$26,693	$26,739	$26,783
Charge-offs	98	355	105	466	190
Recoveries	115	79	45	20	46
Provision for loan losses	950	300	1,750	400	100
Ending balance	$29,374	$28,407	$28,383	$26,693	$26,739

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2022	2022	2021	2021	2021
Core net income per share:
Net income GAAP	$9,353	$9,630	$16,414	$9,096	$8,531
Adjustments:
Less: Gain on sale of Visa Class B shares			12,153
Add: Expenses related to sale of merchant services business
Add: Gain on sale of Visa Class B shares tax adjustment			2,552
Net income Core	$9,353	$9,630	$6,813	$9,096	$8,531
Average common shares outstanding - diluted	7,215,365	7,216,421	7,207,565	7,233,189	7,239,325
Core net income per share	$1.30	$1.33	$0.95	$1.26	$1.18

Tangible book value:
Total stockholders’ equity	$311,897	$320,461	$340,126	$327,732	$324,891
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	276	372	468	584	710
Total tangible stockholders’ equity	$248,251	$256,719	$276,289	$263,778	$260,811
Common shares outstanding	7,170,661	7,179,037	7,169,372	7,177,028	7,202,728
Tangible book value per share	$34.62	$35.76	$38.54	$36.75	$36.21

Core return on average stockholders’ equity:
Net income GAAP	$9,353	$9,630	$16,414	$9,096	$8,531
Adjustments:
Less: Gain on sale of Visa Class B shares			12,153
Add: Gain on sale of Visa Class B shares tax adjustment			2,552
Net income Core	$9,353	$9,630	$6,813	$9,096	$8,531
Average stockholders’ equity	$320,292	$330,294	$336,750	$327,659	$319,618
Core return on average stockholders’ equity	11.71%	11.82%	8.03%	11.01%	10.72%

Return on average tangible equity:
Net income GAAP	$9,353	$9,630	$16,414	$9,096	$8,531
Average stockholders’ equity	$320,292	$330,294	$336,750	$327,659	$319,618
Less: average intangibles	63,694	63,790	63,896	64,017	64,143
Average tangible stockholders’ equity	$256,598	$266,504	$272,854	$263,642	$255,475
Return on average tangible stockholders’ equity	14.62%	14.65%	23.87%	13.69%	13.39%

Core return on average tangible stockholders’ equity:
Net income GAAP	$9,353	$9,630	$16,414	$9,096	$8,531
Adjustments:
Less: Gain on sale of Visa Class B shares			12,153
Add: Gain on sale of Visa Class B shares tax adjustment			2,552
Net income Core	$9,353	$9,630	$6,813	$9,096	$8,531
Average stockholders’ equity	$320,292	$330,294	$336,750	$327,659	$319,618
Less: average intangibles	63,694	63,790	63,896	64,017	64,143
Average tangible stockholders’ equity	$256,598	$266,504	$272,854	$263,642	$225,475
Core return on average tangible stockholders’ equity	14.62%	14.65%	9.91%	13.69%	13.39%

Core return on average assets:
Net income GAAP	$9,353	$9,630	$16,414	$9,096	$8,531
Adjustments:
Less: Gain on sale of Visa Class B shares			12,153
Add: Gain on sale of Visa Class B shares tax adjustment			2,552
Net income Core	$9,353	$9,630	$6,813	$9,096	$8,531
Average assets	$3,347,020	$3,341,561	$3,301,476	$3,093,968	$2,996,548
Core return on average assets	1.12%	1.17%	0.82%	1.17%	1.14%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and six months ended June 30, 2022 and 2021:

Three months ended June 30	2022	2021
Interest income (GAAP)	$25,892	$22,763
Adjustment to FTE	461	366
Interest income adjusted to FTE (non-GAAP)	26,353	23,129
Interest expense	2,185	2,473
Net interest income adjusted to FTE (non-GAAP)	$24,168	$20,656

Six months ended June 30	2022	2021
Interest income (GAAP)	$50,463	$46,240
Adjustment to FTE	905	701
Interest income adjusted to FTE (non-GAAP)	51,368	46,941
Interest expense	4,125	5,182
Net interest income adjusted to FTE (non-GAAP)	$47,243	$41,759

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2022 and 2021:

Three months ended June 30	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$15,493	$13,458
Less: amortization of intangible assets expense	97	125
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	15,396	13,333

Net interest income (GAAP)	23,707	20,290
Plus: taxable equivalent adjustment	461	366
Noninterest income (GAAP)	3,881	3,387
Net interest income (FTE) plus noninterest income (non-GAAP)	$28,049	$24,043

Efficiency ratio (non-GAAP)	54.89%	55.45%

Six months ended June 30	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$29,782	$26,157
Less: amortization of intangible assets expense	193	250
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	29,589	25,907

Net interest income (GAAP)	46,338	41,058
Plus: taxable equivalent adjustment	905	701
Noninterest income (GAAP)	7,302	6,904
Net interest income (FTE) plus noninterest income (non-GAAP)	$54,545	$48,663

Efficiency ratio (non-GAAP)	54.25%	53.24%